UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 24, 2007

FUTURE NOW GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-136069

(Commission File Number)

20-4237445

(IRS Employer Identification No.)

650 – 1500 West Georgia Street, Vancouver, BC V6G 2Z6

(Address of principal executive offices and Zip Code)

(604) 628-7780

Registrant's telephone number, including area code

REPERIO EXPLORATION INC.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the approval of shareholders of our company, we have changed our name to Future Now Group Inc. effective July 24, 2007.

In addition, effective July 24, 2007 we have created 50,000,000 preferred shares in the capital of our company and effected a twelve (12) for one (1) forward stock split of our authorized, issued and outstanding common stock. As a result, our authorized capital has increased from 75,000,000 shares of common stock with a par value of $0.001 to 900,000,000 shares of common stock with a par value of $0.001. Our issued and outstanding share capital has increased from 4,404,000 shares of common stock to 52,848,000 shares of common stock. We have not issued any preferred stock.

Item 7.01.	Regulation FD Disclosure

The name change and forward stock split became effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading on July 24, 2007 under the new stock symbol “FUTR”. Our new CUSIP number is 361157 100.

Item 9.01.	Financial Statements and Exhibits.
3.1	Certificate of Amendment filed with the Secretary of State of Nevada on July 10, 2007 and which is effective July 24, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTURE NOW GROUP INC.

/s/ Gordon A. Samson

Gordon A. Samson

President

Date: July 24, 2007